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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2001
                                               REGISTRATION NO. 333-____________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                    ADVANCED REFRIGERATION TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         CALIFORNIA                                               68-0406331
(State or Other Jurisdiction of                                (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                          44-903 Golf Center Parkway #9
                                 Indio, CA 92201
          (Address of Principal Executive Offices, Including Zip Code)

                             2000 STOCK OPTION PLAN
                  LEGAL SERVICES AGREEMENT WITH IWONA J. ALAMI

                            (Full Title of the Plan)
                              --------------------

                            Rick R. McEwan, President
                          44-903 Golf Center Parkway #9
                                 Indio, CA 92201
                               Tel. (760) 863-5621
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:
                              Iwona J. Alami, Esq.
                          Law Offices of Iwona J. Alami
                       120 Newport Center Drive, Suite 200
                         Newport Beach, California 92660
                                 (949) 760-6880

                         CALCULATION OF REGISTRATION FEE

Title of    Amount to be   Proposed Maximum    Proposed Maximum     Amount of
Securities   Registered(1) Offering Price      Aggregate Offering   Registration
to be                      per Share (1)             Price (1)         Fee
Registered
--------------------------------------------------------------------------------
Common
Stock,
par value
none       330,000           $0.34 (1)(2)          $112,200.00           $28.05

            20,640           $0.34 (2)             $  7,017.60           $1.75
--------------------------------------------------------------------------------
Total      350,640                                                       $29.80
--------------------------------------------------------------------------------

(1) In accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), there also are being registered such indeterminate number of additional Common Shares as may become issuable pursuant to anti-dilution provisions of the plan.
(2) Computed in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee based on the closing market price on August 3, 2001 of $0.34 per share.


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

*    Information required by Items 1 and 2 of Part I to be contained in the
     Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to
     Part I of Form S-8.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Advanced Refrigeration Technologies, Inc. (the "Registrant") are incorporated by reference:

         (i) the Registrant's registration statement on Form 10-SB, as amended and the Registrant's annual report on Form 10-KSB for the fiscal year ended December 31, 2000 and quarterly report on Form 10-QSB for the quarter ended March 31, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

         In addition, any document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of the Registrant's Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Law Offices of Iwona J. Alami, counsel to the Company. Iwona J. Alami is a holder of 3,000 shares of common stock of the Company and is entitled to 20,640 shares of Common Stock of the Company pursuant to her retainer agreement with the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Corporation Laws of the State of California and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         The Shares to Ms. Alami are to be issued for legal services rendered. These sales were made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

ITEM 8. CONSULTANTS AND ADVISORS.

         The following consultants and advisors will be issued the Company's Common Stock for their respective services, as specified below.

Iwona J. Alami                 20,640 shares                    Legal services

ITEM 8. EXHIBITS

*3.1     Articles of Incorporation of Advanced Refrigeration Technologies, Inc.

*3.2     Bylaws of Advanced Refrigeration Technologies, Inc.

*4.1 Specimen Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form 10-SB).

*4.2     2000 Stock Option Plan (incorporated by reference to the
         Registrant's Definitive Proxy Statement, filed on June 4, 2001)

5        Opinion of Counsel as to the legality of securities being registered.

23.1     Consent of Independent Public Accountants.

23.2     Consent of Legal Counsel (included in Exhibit 5).

------------------------
* Previously filed with the Securities Exchange Commission.

ITEM 9. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indio, California, on August 6, 2001.

                                       ADVANCED REFRIGERATION TECHNOLOGIES, INC.

                                       /s/ Rick R. McEwan
                                       ---------------------------------------
                                       By: Rick R. McEwan
                                       Its: President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Rick R. McEwan
---------------------------------------------
Rick R. McEwan, President                                   Date: August 6, 2001

/s/ Charles E. McEwan                                       Date: August 6, 2001
---------------------------------------------
Charles E. McEwan, Chairman and Director

/s/ Clare C. Schrum                                         Date: August 6, 2001
---------------------------------------------
Clare C. Schrum, Chief Financial Officer and Secretary

/s/ Allan E. Schrum                                         Date: August 6, 2001
---------------------------------------------
Allan E. Schrum,  Vice President and Director